Numerity Corporation
256 W El Camino Real, Sunnyvale, CA 94087

To IN Media Corporation

4920 El Camino Real, Ste 100,

Los Altos, CA 94022

September 13, 2011

Ref Provision of Office Space

Gentlemen:

In order to facilitate your continuing operations until you reach breakeven cash flow, we are prepared to assist IN Media Corporation by granting a license as of December 31, 2011 to use our offices and meeting room at 4920 El Camino Real, Los Altos for the duration of our lease.

Sincerely

Nitin Karnik, President,   Numerity Corporation